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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of First Virtual Holdings Incorporated for the registration of 4,923,520 shares of its common stock and to the incorporation by reference therein of our report dated January 24, 1997, with respect to the financial statements of First Virtual Holdings Incorporated included in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                   /s/ Ernst & Young LLP




San Diego, California
January 6, 1998




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